Exhibit 10.10

EXECUTION VERSION

APPLEBY

Dated - 1 FEB 2021

(1)	HAPPY GROWTH GROUP LIMITED AS CHARGOR

(2)	LEXINTER INTERNATIONAL INC. as SECURITY AGENT

(3)	THINK HIGH GLOBAL LIMITED as Company

SHARE CHARGE

in respect of the shares in THINK HIGH GLOBAL LIMITED

Appleby

Suite 4201-03, 12.

42/F One Island East

Taikoo Place

18 Westland Road

Quarry Bay

Hong Kong

(450677.0001)

Contents

1.	Definitions and Interpretation	3
2.	Covenant To Pay	6
3.	Charging Clause	7
4.	Liability of Chargor	7
5.	Representations and Warranties	8
6.	Security	10
7.	Additional Undertakings and Covenants	13
8.	Dealings with Charged Property	16
9.	Preservation of Security	17
10.	Enforcement of Security	21
11.	Appointment of Receiver	23
12.	Powers of Receiver	24
13.	Delegation	25
14.	Costs and Indemnity	26
15.	Further Assurances	27
16.	Power of Attorney	28
17.	Release of Security	28
18.	Assignment and Transfer	29
19.	Further Provisions	30
20.	Notices	31
21.	Governing Law and Jurisdiction	33
Schedule 1		34
Form of Instrument of Transfer		34
Schedule 2		35
Form of Directors’ Letters		35
Schedule 3		38
Irrevocable Proxy		38
Schedule 4		39
Notation to be inserted in Register of Members of the Company		39
Schedule 5		40
Charged Share(s)		40
Schedule 6		41
Form of Letter of Instruction to Registered Agent		41
SIGNATORIES		44

THIS SHARE CHARGE (Deed) is dated - 1 FEB 2021

PARTIES

(1)	HAPPY GROWTH GROUP LIMITED, a BVI business company incorporated under the laws of the British Virgin Islands with company number 2049862, having its registered office at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands as chargor (Chargor);

(2)	LEXINTER INTERNATIONAL INC., a company incorporated under the laws of the Province of Ontario, Canada, whose registered office is at 3443 Bathurst Street Suite 502, Toronto, Ontario, M6A 2C3 Canada as security agent (Security Agent); and

(3)	THINK HIGH GLOBAL LIMITED, a BVI business company incorporated under the laws of the British Virgin Islands with company number 1946848, having its registered office at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands (Company).

BACKGROUND

(A)	Earthasia International Holdings Ltd. (Issuer) and the Security Agent as investor agreed to enter into a Subscription Agreement (as defined below) whereby the Issuer agrees to issue and sell to the Security Agent and the Security Agent agrees to subscribe and purchase from the Issuer certain convertible notes and warrants to purchase the ordinary shares of the Issuer in a series of transaction.

(B)	The Chargor is the registered and beneficial owner of one issued share in the capital of the Company, which share has been fully paid (Original Shares), as more particularly described in Schedule 5 (Charged Share(s)).

(C)	Pursuant to the Subscription Agreement, the Chargor shall execute and deliver this Deed in favour of the Security Agent, and the Chargor has agreed to charge its interest in the Original Shares and any other shares in the Company in which the Chargor acquires a beneficial interest in the future (collectively, Charged Shares), as security for, among other things, the obligations of the Obligors under the Transaction Documents, all on the terms and conditions set out herein.

AGREED TERMS

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

Capitalised terms used but not otherwise defined herein shall have the respective meanings given to them in the Subscription Agreement. Unless the context requires otherwise, the following terms have the following meanings:

Act: the Conveyancing and Law of Property Ordinance (Cap. 220) of the British Virgin Islands.

BCA: the BVI Business Companies Act, 2004 (as amended) of the British Virgin Islands.

Business Day: a day (other than a Saturday or Sunday) on which commercial banks are open for business in Hong Kong.

Charged Property: the Charged Shares and all dividends and other distributions, interest and other moneys paid or payable after the date hereof in connection therewith and all interests in and all rights accruing at any time to or in respect of all or any of the Charged Shares (and references to the Charged Property shall include references to any part of it), including without limitation any shares becoming part of the Charged Property pursuant to clause 6.3 (a).

Charged Shares: has the meaning given to that term in Recital (C) above, and Charged Share means any one of them.

Conditions: the terms and conditions of the Notes as set out in the Definitive Note Certificate.

Constitutional Documents: the memorandum and articles of association of the Company in force under the laws of the British Virgin Islands at any time and from time to time.

Delegate: has the meaning given to it in clause 13.1.

Event of Default: an Event of Default as set forth in the Conditions.

IA: the Insolvency Act 2003 of the British Virgin Islands.

Obligors: has the meaning given to that term in the Subscription Agreement and Obligor means any one of them.

Original Shares: has the meaning given to that term in Recital (B) above.

Parties: the parties to this Deed, and Party means any one of them.

Receiver: a receiver, manager or receiver and manager of any or all of the Charged Property and shall include any substituted receiver(s) and manager(s).

Registry: the Registry of Corporate Affairs in the British Virgin Islands.

Related Rights: any (a) dividend, money or interest payable in relation to any Charged Shares; and (b) share, right or other property accruing, offered or issued at any time in relation to any Charged Share, in each case whether by way of redemption, substitution, rights issue, reduction, consolidation, sub-division, warrant, exchange, conversion, bonus, preference or otherwise, under any option right or otherwise.

Secured Obligations: all indebtedness and other liabilities of any nature of the Issuer and the Obligors due, owing or incurred under or in connection with the Transaction Documents (or any of them) to the Secured Parties, whether present or future, actual or contingent, matured or not matured, liquidated or unliquidated, whether incurred solely or jointly with any other person or in any other capacity whatsoever, and whether as principal or surety, in any currency or currencies.

Security Period: the period commencing on the date of execution of this Deed and terminating upon the date on which the Secured Obligations have been unconditionally and irrevocably paid and discharged in full and no Secured Party is under any obligation (whether actual or contingent) to make advances or provide other financial accommodation or otherwise.

Subscription Agreement: the subscription agreement dated on or about the date of this Deed entered into between Earthasia International Holdings Ltd. as issuer and Lexinter International Inc. as investor (as may be amended from time to time).

1.2	Construction of Particular Terms

(a)	Unless a contrary intention appears, in this Deed the provisions of Clause 1.2 of the Subscription Agreement shall apply as if set out in full in this Deed, save that references to the Subscription Agreement shall be construed as references to this Deed and:

(i)	assets includes assets, properties, revenues, business, undertaking and rights of every kind, present, future and contingent and whether tangible or intangible and every kind or interest in an asset;

(ii)	this Deed or a reference to (or to any specified provision of) any other agreement, instrument or document is to be construed as a reference to this Deed or that agreement, instrument or document (or that provision) as it may have been amended, supplemented, replaced or novated from time to time, but excluding for this purpose any amendment which is contrary to any provision of this Deed or the Subscription Agreement;

(iii)	including means including without limitation and includes and included shall be construed accordingly; and

(iv)	rights includes all rights, title, benefits, powers, privileges, interests, claims, authorities, discretions, remedies, liberties, easements, quasi-easements and appurtenances (in each case, of every kind, present, future and contingent).

(b)	An Event of Default is continuing if it has not been waived.

1.3	Interpretation of this Deed

(a)	Unless a contrary indication appears, a reference to a Party or any other person shall be construed as including its and any subsequent successors in title, permitted transferees and permitted assigns, in each case in accordance with their respective interests.

(b)	Unless the context otherwise requires, words importing any gender shall include any other gender and words importing the singular number only shall include the plural number and vice versa and words importing persons and all references to persons shall include companies or associations or bodies of persons whether incorporated or not.

(c)	Unless otherwise stated, reference to clauses and schedules are to, respectively, clauses of and schedules to this Deed and references to this Deed include its schedules; and references to sub-clauses or paragraphs are, unless otherwise stated, references to sub-clauses of the clause or paragraphs of the relevant schedule.

(d)	Clause and schedule headings are for convenience only and are to be ignored in construing this Deed.

(e)	A reference to a statute, statutory provision or subordinate legislation or any provision thereof is a reference that statute, statutory instrument or subordinate legislation or such provision thereof, as it may be amended or re-enacted from time to time and includes any former statute, statutory provision or subordinate legislation which it amends or re-enacts.

(f)	Unless a contrary indication appears, all references to time of day are to British Virgin Islands time.

(g)	The Act shall not apply to this Deed to the extent that it is inconsistent with the provisions of this Deed.

(h)	In the event of any conflict between the provisions of this Deed and the Subscription Agreement, the provisions of the Subscription Agreement will prevail.

2.	COVENANT TO PAY

The Chargor as primary obligor covenants with the Security Agent that it will, on demand, pay and discharge the Secured Obligations when they fall due for payment.

3.	CHARGING CLAUSE

3.1	General

All the security created under this Deed is:

(a)	created in favour of the Security Agent (for the benefit of itself and the Secured Parties);

(b)	created over the Charged Property;

(c)	a continuing security for the full and punctual payment, performance and discharge of the Secured Obligations;

(d)	made in accordance with the Act (subject to clause 1.3(g)); and

(e)	made by the Chargor as beneficial owner in accordance with Section 27(c) of the Act.

3.2	Share Charge

The Chargor, as continuing security for the due and punctual payment, performance and discharge in full of the Secured Obligations, in accordance with the Act, grants in favour of the Security Agent as follows:

(a)	a first priority equitable mortgage over all its rights, title and interest from time to time in and to the Charged Shares; and

(b)	a first priority equitable charge over all its rights, title and interest from time to time in and to the Related Rights,

in respect of which the Chargor shall make the deposits referred to in clause 6.

4.	LIABILITY OF CHARGOR

4.1	No Prejudice

The Chargor’s liability under this Deed in respect of any of the Secured Obligations shall not be discharged, prejudiced or affected by:

(a)	any security, guarantee, indemnity, remedy or other right held by, or available to, the Security Agent that is or becomes wholly or partially illegal, void or unenforceable on any ground;

(b)	the Security Agent renewing, determining, varying or increasing any facility or other transaction in any manner or concurring in, accepting or varying any compromise, arrangement or settlement, or omitting to claim or enforce payment from any other person; or

(c)	any other act or omission, which but for this clause 4.1 might have discharged, or otherwise prejudiced or affected, the liability of the Chargor.

5.	REPRESENTATIONS AND WARRANTIES

5.1	Representations

Each of the Chargor (in relation to itself and the Company) and the Company (solely in relation to itself) hereby represents and warrants to the Security Agent as follows:

(a)	the Chargor is duly incorporated, validly existing and in good standing under the laws of its country of incorporation or establishment;

(b)	the Company is duly incorporated, validly existing and in good standing under the BCA;

(c)	the Charged Shares represent 100% of the shares issued by the Company;

(d)	the Chargor is the sole legal and beneficial owner of the Charged Shares and has full right and title to the same and the same are free from any Security other than those created by this Deed;

(e)	the Chargor is not the legal or beneficial owner of (i) any shares in the Company other than the Original Shares, or (ii) any right or security convertible or exercisable into shares in the Company;

(f)	the Charged Shares and (except as such rights may arise under mandatory provisions of applicable law that may not be waived), to the extent applicable, the Related Rights, are duly authorised and validly issued, fully paid and non-assessable and were not issued in whole or in part in consideration for a promissory note or other written obligation for payment of a debt and are not otherwise subject to forfeiture or compulsory redemption;

(g)	the Charged Shares are not issued with any preferred, deferred or other special rights or restrictions whether in regard to dividends, voting, return of capital or otherwise which are not expressly set out in the Constitutional Documents;

(h)	the Charged Shares are freely transferable on the books of the Company, no consents or approvals are required in order to register a transfer of the Charged Shares and the directors of the Company are not entitled to refuse to register any transfer of Charged Shares Into the name or to the order of the Security Agent pursuant to this Deed;

(i)	the Chargor has received no notice of any adverse claims by any person in respect of the ownership of the Charged Property or any interest in the Charged Property;

(j)	there are no options, warrants, pre-emptive rights, convertible rights or other analogous rights outstanding nor is there any other agreement by virtue of which any person is entitled to have issued or transferred to him any Charged Shares or any other shares in the Company;

(k)	the Chargor has full corporate power and authority (i) to be the legal and beneficial owner of the Charged Property, (ii) to execute and deliver this Deed and (iii) to comply with the provisions of, and perform all its obligations under, this Deed;

(l)	the Company has full corporate power and authority (i) to execute and deliver this Deed and (ii) to comply with the provisions of, and perform all its obligations under, this Deed;

(m)	the number of shares the Company is authorised to issue and the issued shares in the Company as at the date of this Deed are as set out in Schedule 5 (Charged Share(s)), respectively;

(n)	the shares in the Company legally and beneficially owned by the Chargor as at the date of this Deed, having been defined in this Deed as the Original Shares, are as set out in Schedule 5 (Charged Share(s)) and such shares are registered in the name of the Chargor in the Company’s register of members;

(o)	each Obligor has taken all corporate and other action required to approve the execution, delivery and performance of this Deed by it;

(p)	the obligations expressed to be assumed by it under this Deed are legally valid, binding and enforceable obligations;

(q)	this Deed creates those Security it purports to create and those Security are not liable to be avoided or otherwise set aside on the liquidation or administration of the Chargor and will continue to be effective security over all and every part of the Charged Property in accordance with its terms;

(r)	the execution, delivery, and performance of this Deed do not:

(i)	violate in any respect (i) any law or regulation of any governmental or official authority or body, (ii) any provision of the constitutional documents of the Chargor or the Constitutional Documents, or (iii) any agreement, contract or other undertaking to which either Obligor is a party or which is binding upon either Obligor or any of its assets; or

(ii)	(except as provided herein or in the Subscription Agreement) result in the existence of, or oblige it to create, any security over its assets;

(s)	Except as set out in clause 6.5 (Registration of Security) it is not necessary to file, register or record this Deed or any Security created by this Deed in any government registry or elsewhere and, except for the fees payable in connection with such registration, no stamp duty, registration or similar tax or charge is payable in respect of this Deed;

(t)	all consents, licences, approvals and authorisations required in connection with the entry into, performance, validity and enforceability of this Deed have been obtained and are in full force and effect and will be so maintained;

(u)	no litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a material adverse effect on the financial condition, business or operations of either Obligor have (to the best of its knowledge and belief been started or threatened against either Obligor; and

(v)	neither Obligor is unable to pay its debts as they fall due and it has not taken any corporate action nor have any other steps been taken or legal proceedings been started or (to the best of its knowledge and belief) threatened against either Obligor for its winding up, dissolution, administration or re-organisation or for the appointment of a receiver, administrator, trustee or similar officer of either Obligor or of any or all of its assets or revenues.

5.2	Time for making Representations

The representations and warranties set out in clauses 5.1(a) through 5.1(v) are made by the Chargor, and by the Company solely in relation to itself, on the date of this Deed and, unless a representation is expressed to be repeated at a specific date, each representation and warranty is deemed to be repeated on each day of the Security Period and on each day any Charged Shares are acquired or any Related Rights are distributed, paid, allotted or issued to the Chargor with reference to the facts and circumstances existing at the time of repetition.

6.	SECURITY

6.1	Deliverables of the Chargor

The Chargor hereby agrees immediately upon execution and delivery of this Deed to deliver, or cause to be delivered, as applicable, to the Security Agent:

(a)	one or more duly executed undated share transfer form(s) in respect of the Original Shares in the form set out in Schedule 1 (Form of Instrument of Transfer), with the transferee details left blank;

(b)	the share certificate(s) evidencing the Original Shares;

(c)	duly executed irrevocable proxies made in respect of the Original Shares in favour of the Security Agent or its nominee for the purpose of all meetings of the members of the Company in the form set out in Schedule 3 (Irrevocable Proxy) or such other form as is acceptable to the Security Agent; and

(d)	duly executed but undated letters of resignation and release together with letters of authority to date the same from each of the directors (including alternate directors) and officers of the Company in the form set out in Schedule 2 (Form of Directors’ Letter) or such other form as is acceptable to the Security Agent.

6.2	Deliverables of the Company

The Company hereby agrees immediately upon execution and delivery of this Deed to deliver, or cause to be delivered, as applicable, to the Security Agent, a copy of the signed letter from the Company to the registered agent of the Company instructing the registered agent, among other things, to treat the Security Agent as its client of record in the form set out in Schedule 6 (Form of Letter of Instruction to Registered Agent).

6.3	Further Charged Shares and Related Rights

(a)	Each Obligor will procure that there shall be no transfer of any Charged Shares or any increase or reduction in the authorised or issued shares of the Company without the prior written consent of the Security Agent, and that any further Charged Shares issued to the Chargor whether by way of capitalisation of profits, new issue or otherwise shall automatically become part of and shall be included in the definition of Charged Property for all purposes hereunder and the Chargor will promptly notify the Security Agent of its acquisition or agreement to acquire any further Charged Shares and of the declaration, payment, allotment or issue of any Related Right.

(b)	Further to clause 6.3(a), the Chargor (or the Company, as applicable) will deliver or pay, as applicable, or cause to be delivered or paid, to the Security Agent:

(i)	immediately upon the issue of any further Charged Shares by the Company, the items listed in clauses 6.1(a) through 6.1(c) in respect of all such Charged Shares; and

(ii)	save as provided in clause 8.1(b), within three(3) Business Days after the accrual, offer, issue, payment or distribution of any Related Rights, such Related Rights or the share certificates, renounceable certificates, documents of title and other documentary evidence of ownership in relation to them.

6.4	Changes to the Board or Officers

Subject to clause 7.1(c), immediately upon the appointment of any further director, alternate director or officer of the Company, the Obligors will deliver, or cause to be delivered, to the Security Agent the items listed in clause 6.1(d) in respect of such person.

6.5	Registration of Security

The Chargor shall:

(a)	make entries on its Register of Charges maintained at its registered office in the British Virgin Islands which shall have entered therein relevant particulars of this Deed pursuant to section 162 of the Business Companies Act (2004, as amended) of the British Virgin Islands (and the Chargor shall reasonably endeavour to have its registered agent make such entries on the date of this Deed) and, provide a certified copy of such Register of Charges to the Security Agent within three(3) Business Days from the execution of this Deed; and

(b)	file and register relevant particulars of this Deed with the Registrar of Corporate Affairs in the British Virgin Islands (Registrar) in accordance with section 163(1) of the Business Companies Act (2004, as amended) of the British Virgin Islands in a form that is satisfactory to the Security Agent, and upon filing provide the Security Agent with proof of such filing; and

(c)	promptly upon a certificate of registration of charge and stamped charge particulars in respect of this Deed being issued by the Registrar, the Chargor shall procure that its registered agent promptly forwards the certificate to the Security Agent.

6.6	Notation of Security in Register of Members

(a)	The Chargor hereby instructs the Company to enter the notation of the Security created by this Deed against the Charged Shares in the form of Schedule 4 (Notation to be inserted in Register of Members of the Company) in the Company’s register of members, in accordance with clause 6.6(b).

(b)	The Company shall:

(i)	within five (5) Business Day after the date of this Deed, procure the entry in its register of members pursuant to section 66(8) of the BCA of a notation in the form of Schedule 4 (Notation to be Inserted in Register of Members of the Company) that the Charged Shares have been mortgaged or charged, the name of the Security Agent and the date on which the notation and name is entered into the Company’s register of members (Annotated Register), and immediately provide a copy of the Annotated Register to the Security Agent;

(ii)	authorise and instruct the registered agent of the Company to file a copy of the Annotated Register pursuant to section 43A of the BCA at the Registry and provide evidence of such filing to the Security Agent within five (5) Business Days after the date of this Deed;

(iii)	not amend the notation made under clause 6.6(b)(i) nor inform the Registry that it ceases to register at the Registry any changes in its register of members without the prior written consent of the Security Agent; and

(iv)	upon enforcement of this Deed by the Security Agent, immediately register all transfers of Charged Shares submitted to the Company for registration by the Security Agent or its nominee in the Company’s register of members to record that the Security Agent or its nominee is the registered holder of the Charged Shares and file the updated Annotated Register for registration at the Registry pursuant to section 43A of the BCA.

6.7	Consent to Transfer of Charged Shares

The Company unconditionally and irrevocably consents to any transfer of Charged Shares by the Security Agent or its nominee to any other person pursuant to the exercise of the Security Agent’s rights under this Deed upon enforcement of the Security created herein in accordance with the terms thereof.

6.8	Postponement of Company’s Rights

The Company irrevocably waives in favour of the Security Agent:

(a)	any first and paramount lien; and

(b)	any rights of forfeiture,

which the Company may have over or in respect of any Charged Shares.

7.	ADDITIONAL UNDERTAKINGS AND COVENANTS

7.1	Negative Covenants

(a)	The Chargor hereby covenants that during the Security Period it shall not:

(i)	create or suffer the creation of any Security (other than those created by this Deed) on or in respect of the whole or any part of the Charged Property or any interest of the Chargor therein;

(ii)	sell, assign, lend, dispose of, transfer or otherwise deal With any interest of the Chargor in the Charged Property (other than pursuant to this Deed) without the prior written consent of the Security Agent;

(iii)	do, or permit to be done, any act or thing that would or might depreciate, jeopardise or otherwise prejudice the security held by the Security Agent pursuant to the Subscription Agreement, or diminish the value of any of the Charged Property or the effectiveness of the Security created by this Deed;

(iv)	permit, propose or vote in favour of any amendment, modification or change to the Constitutional Documents;

(v)	permit, propose or vote in favour of any scheme or plan of arrangement, merger, amalgamation or other reorganisation applicable to the Company;

(vi)	continue its existence under the laws of any jurisdiction other than its jurisdiction of incorporation; or

(vii)	take, or allow the taking of, any action on its behalf which may result in the rights attaching to, or conferred by, all or any of the Charged Property being altered.

(b)	During the Security Period, the Company shall not without the prior written consent of the Security Agent (such consent not to be unreasonably withheld):

(i)	create or permit to subsist any mortgage, charge or any other Security Interest upon the whole or any part of its assets, except as permitted by the Subscription Agreement;

(ii)	amend the Constitutional Documents;

(iii)	register any transfer of any Charged Shares to any person (except to or to the order of the Security Agent pursuant to the provisions of this Deed);

(iv)	issue any replacement share certificates in respect of any of the Charged Shares;

(v)	continue its existence under the laws of any jurisdiction other than the British Virgin Islands;

(vi)	change its registered agent;

(vii)	issue, allot or grant warrants or options with respect to any additional shares or any securities or rights convertible into shares;

(viii)	exercise any right of forfeiture over any of the Charged Shares; or

(ix)	purchase, redeem, otherwise acquire, cancel, sub-divide, amalgamate, reclassify or otherwise restructure any of the Charged Shares or any Related Rights.

(c)	During the Security Period, the Company (and the Chargor will procure that the Company) shall not without the prior written consent of the Security Agent appoint any further directors (including alternate directors) or officers of the Company.

7.2	Positive Covenants

(a)	The Chargor hereby covenants that during the Security Period it shall:

(i)	remain the legal and the beneficial owner of the Charged Property (subject only to the Security created by this Deed);

(ii)	terminate all nominations it may have made in respect of any Charged Property and, pending such termination, procure that any person so nominated:

(A)	does not exercise any rights in respect of any Charged Property without the prior written approval of the Security Agent; and

(B)	immediately upon receipt by such nominee, forwards to the Chargor all communications and other information received by such nominee in respect of any Charged Property for which it has been so nominated (and the Chargor shall immediately upon receipt by it of any such communication or other information forward same to the Security Agent);

(iii)	deliver to the Security Agent immediately upon receipt by the Chargor copies of all notices of meetings of the members of the Company, proposed resolutions of members of the Company (prior to such resolutions being signed by the Chargor), financial statements and all other materials distributed to, or requiring action by, members of the Company at any time and from time to time, together with copies of all minutes of meetings of the directors (or committees of the directors) of the Company, written resolutions of the directors (or committees thereof) and all other materials and information distributed by the Company to, or requiring action by, such directors and such other information concerning the Company as the Security Agent shall from time to time request; and

(iv)	remain liable to perform all the obligations assumed by it in relation to the Charged Property and the Security Agent shall be under no obligation of any kind whatsoever in respect thereof or be under any liability whatsoever in the event of any failure by the Chargor to perform its obligations in respect thereof.

(b)	Each Obligor hereby covenants that during the Security Period it shall comply with the Constitutional Documents and otherwise conduct its affairs in a way which does not prejudice the legal and economic interests of the Security Agent in relation to the Charged Shares or the Related Rights.

7.3	Notification of Breach of Representation, Warranty or Covenant

Each Obligor shall, promptly on becoming aware of any of the same, notify the Security Agent in writing of (a) any representation or warranty set out in clause 5 which is incorrect or misleading in any material respect when made or deemed to be repeated and (b) any breach of any covenant set out in this Deed.

8.	DEALINGS WITH CHARGED PROPERTY

8.1	Voting, Rights and Dividends: Prior to Event of Default

Unless and until an Event of Default has occurred:

(a)	the Chargor shall be entitled to exercise all voting and/or consensual powers or rights pertaining to the Charged Property or any part thereof for all purposes not inconsistent with the terms of this Deed and/or the Subscription Agreement.

(b)	the Chargor shall be entitled to receive and retain any dividends, interest or other moneys or assets accruing on or in respect of the Charged Property or any part thereof; and

(c)	the Chargor will not take any action with respect to the Company which might in any way prejudice the Security of the Security Agent under this Deed.

8.2	Voting, Rights and Dividends: On or after Event of Default

If an Event of Default shall have occurred, then so long as such Event of Default is continuing, and whether or not the Security Agent exercises any available right to declare any of the Secured Obligations due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under this Deed or any other Transaction Document:

(a)	all dividends and other distributions on the Charged Property shall be paid directly to the Security Agent and retained by it as part of the same, subject to the terms of this Deed, and, if the Security Agent shall so request in writing, the Chargor agrees to execute and deliver to the Security Agent appropriate additional dividend, distribution and other orders and documents to that end;

(b)	the Security Agent may, at its discretion (in the name of the Chargor or otherwise and without any further consent or authority from the Chargor):

(i)	exercise or refrain from exercising (or direct its nominee to exercise or refrain from exercising), to the maximum extent permitted by applicable law, all voting, consensual and other powers or rights in respect of the Charged Property as if the Security Agent were the sole and absolute owner thereof, including the right, in relation to the Company, to concur or participate in:

(A)	the reconstruction, amalgamation, sale or other disposal of the Company or any of its assets or undertaking (including the exchange, conversion or reissue of any shares or securities as a consequence thereof);

(B)	the release, modification or variation of any rights or liabilities attaching to the Charged Property; and

(C)	the exercise, renunciation or assignment of any right to subscribe for any shares or securities,

in each case in such manner and on such terms as the Security Agent may determine, and the proceeds of any such action, if any, shall form part of the Charged Property; and the Chargor agrees to take all such action as may be appropriate to give effect to the rights of the Security Agent described in this clause 8.2;

(ii)	demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Charged Property, but shall be under no obligation to do so;

(iii)	transfer the Charged Property into the name of the Security Agent or such nominee of the Security Agent as it shall determine; and

(iv)	apply any dividends, interest or other monies paid or payable in respect of the Charged Property in accordance with clause 10.5.

8.3	Security Agent Has No Obligation to Collect Any Receivable

The Security Agent shall not have any duty to ensure that any dividends, interest or other moneys and assets receivable in respect of the Charged Property are duly and punctually paid, received or collected as and when the same become due and payable or to ensure that the correct amounts (if any) are paid or received on or in respect of the Charged Property or to ensure the taking up of any (or any offer of any) stocks, shares, rights, moneys or other property paid, distributed, accruing or offered at any time by way of redemption bonus, rights, preference, or otherwise on or in respect of, any of the Charged Property.

8.4	Consent to Transfer of Charged Shares in Event of Default

The Chargor hereby authorises the Security Agent to arrange at any time and from time to time (after the occurrence of an Event of Default which is continuing) for the Charged Property or any part thereof to be registered in the name of the Security Agent or its nominee thereupon to be held, as so registered, subject to the terms of this Deed.

8.5	No Nominations

The Chargor shall not at any time during the Security Period exercise the right to nominate any person other than the Security Agent to enjoy or exercise any right relating to the Charged Property or any part thereof.

9.	PRESERVATION OF SECURITY

9.1	Continuing Security, Additional Security and Immediate Recourse

The Parties hereby agree and declare that:

(a)	the security created by this Deed shall be held by the Security Agent as a continuing security for the payment and discharge of the Secured Obligations and extends to the ultimate balance of the Secured Obligations from time to time and the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the Secured Obligations;

(b)	the security so created shall be in addition to, and shall not in any way be prejudiced or affected by any other Transaction Document for any other security now or subsequently held by the Security Agent or any of the Secured Obligations; and

(c)	the Security Agent shall not be bound to enforce any other security before enforcing the security created by this Deed, and the Chargor hereby waives any right it may have to require the Security Agent to enforce any security or other right, or claim any payment from, or otherwise proceed against, any other person before enforcing this Deed against the Chargor.

9.2	No Prejudice

None of the rights of the Security Agent under this Deed, the security hereby constituted, nor the liability of the Chargor for the Secured Obligations shall be affected by any act, omission, matter or thing which, but for this provision, might operate to impair, affect or discharge such rights and security, in whole or in part, including, without limitation and whether or not known to or discoverable by the Company, the Chargor, the Security Agent or any other person:

(a)	any time, consent or waiver granted to, or composition with, the Company, the Chargor or any other person;

(b)	the taking, holding, variation, compromise, exchange, renewal or release of, or refusal or neglect to take up, hold, perfect or enforce, any rights, remedies or securities against the Company, the Chargor or any other person;

(c)	any legal limitation, disability, Incapacity or other circumstances relating to the Company, the Chargor or any other person;

(d)	any amendment, waiver, release, novation, extension, restatement, replacement or supplement to the Subscription Agreement or any other document or security, however fundamental and of whatsoever nature;

(e)	the dissolution, liquidation, amalgamation, merger, reconstruction or reorganisation of the Company, the Chargor, the Security Agent or any other person;

(f)	the existence of any claim, set-off or other right which an Obligor may have at any time against the Security Agent or any other person;

(g)	the making or absence of any demand for payment or discharge of any Secured Obligations;

(h)	any change in the identity of the Security Agent or any variation of the terms on which the Security Agent in its capacity as security agent to holds the Security created by this Deed; or

(i)	the unenforceability, illegality, invalidity or frustration of any obligations of the Company, the Chargor or any other person under any other Transaction Document or any other document or security.

9.3            Deferral of Rights

(a)	Until the Secured Obligations have been unconditionally and irrevocably satisfied and discharged in full to the satisfaction of the Security Agent and all commitments to extend credit under the Subscription Agreement have been satisfied or terminated, the Chargor shall not by virtue of any payment made hereunder on account of the Secured Obligations or by virtue of any enforcement by the Security Agent of its rights under, or the security constituted by, this Deed or by virtue of any relationship between or transaction involving, the Obligors (whether such relationship or transaction shall constitute the Chargor a creditor of the Company, a guarantor of the obligations of the Company or a party subrogated to the rights of others against the Company or otherwise howsoever and whether or not such relationship or transaction shall be related to, or in connection with, the subject matter of this Deed):

(i)	exercise any rights of subrogation in relation to any rights, security or moneys held or received or receivable by the Security Agent or any person under or in connection with the Charged Property;

(ii)	exercise any right of contribution from any co-surety liable in respect of such moneys and liabilities under any other guarantee, security or agreement;

(iii)	exercise any right of set-off or counterclaim against the Company or any such co-surety;

(iv)	receive, claim or have the benefit of any payment, distribution, security, guarantee or indemnity from the Company or any such co-surety; or

(v)	unless so directed by the Security Agent (when the Chargor will prove in accordance with such directions), claim, rank, prove or vote as a creditor of the Company or any such co-surety in competition with the Security Agent.

(b)	The Chargor shall hold in trust for the Security Agent and forthwith pay or transfer (as appropriate) to or to the order of the Security Agent any such payment (including an amount equal to any such set-off), distribution or benefit of such security, guarantee, indemnity or claim in fact received by it contrary to the above.

9.4	Suspense Account

Until the Secured Obligations have been unconditionally and irrevocably satisfied and discharged in full to the satisfaction of the Security Agent, the Security Agent may at any time keep in a separate account or accounts (without liability to pay interest thereon) in the name of the Security Agent for as long as it may think fit, any moneys received, recovered or realised under this Deed or under any other guarantee, security or agreement relating in whole or in part to the Secured Obligations without being under any intermediate obligation to apply the same or any part thereof in or towards the discharge of such amount.

9.5	Remedy of Chargor’s Breach by Security Agent

(a)	The Security Agent shall be entitled (but shall not be obliged) to remedy, at any time, a breach by the Chargor of any of its obligations contained in this Deed, and the Chargor irrevocably authorises the Security Agent and its agents to do all such things as are necessary or desirable for that purpose.

(b)	The Chargor shall reimburse the Security Agent on a full indemnity basis for any monies expended by the Security Agent in remedying a breach by the Chargor of its obligations contained in this Deed.

9.6	Rights of Receivers Exercisable by Security Agent

To the extent permitted by law, any right, power or discretion conferred by this Deed on a Receiver may, after the security constituted by this Deed has become enforceable, be exercised by the Security Agent in relation to any of the Charged Property whether or not it has taken possession of any Charged Property and without first appointing a Receiver or notwithstanding the appointment of a Receiver.

9.7	Conversion of Currency and Currency Indemnity

For the purpose of, or pending the discharge of, any of the Secured Obligations, the Security Agent may convert any monies received, recovered or realised by it under this Deed (including the proceeds of any previous conversion under this clause 9.7) from their existing currencies of denomination into such other currencies of denomination as the Security Agent may think fit. Any such conversion shall be effected at the then prevailing spot selling rate of exchange for such other currency against the existing currency of the Security Agent. To the extent any payment actually received by the Security Agent after conversion falls short of the amount expressed to be due or payable in connection with this Deed, the Chargor shall, as an original and independent obligation under this Deed, indemnify and hold the Security Agent harmless against the amount of such shortfall.

10.	ENFORCEMENT OF SECURITY

10.1	Disapplication of the Act

Sections 35 (Restriction on consolidation of mortgages) and 40 (Regulation of exercise of power of sale) of the Act do not apply to the security constituted by this Deed.

10.2	Timing of Enforcement and Rights on Enforcement

If an Event of Default has occurred and is continuing the security hereby constituted shall for all purposes (including section 66(5) of the BCA) become immediately enforceable and the rights of enforcement of the Security Agent under this Deed shall be immediately exercisable upon and at any time thereafter (in accordance with section 66(7A) of the BCA) and, without prejudice to the generality of the foregoing, the Security Agent, without further notice to the Chargor, may:

(a)	solely and exclusively exercise all voting and/or consensual powers pertaining to the Charged Property or any part thereof and may exercise such powers in such manner as the Security Agent may think fit;

(b)	remove the then existing directors, alternate directors and officers (with or without cause) by dating and presenting the signed letters of resignation delivered pursuant to clause 6.1(d) or clause 6.4 of this Deed;

(c)	receive and retain all dividends, interest or other moneys or assets accruing on or in respect of the Charged Property or any part thereof, such dividends, interest or other moneys or assets to be held by the Security Agent, until applied in the manner described in clause 10.5, as additional security mortgaged under and subject to the terms of this Deed and any such dividends, interest or other moneys or assets received by the Chargor after such time shall be held in trust by the Chargor for the Security Agent and paid or transferred to the Security Agent on demand;

(d)	sell, lease, assign, transfer, grant options over or otherwise dispose of the Charged Property or any part thereof at such place and in such manner and at such price or prices as the Security Agent may deem fit, and thereupon the Security Agent shall have the right to deliver, assign and transfer in accordance therewith the Charged Property so sold, transferred, granted options over or otherwise disposed of;

(e)	appoint any one or more person to be a receiver of all or any part of the Charged Property in like manner in every respect as if the Security Agent had become entitled under the Act to exercise the power of sale conferred under the Act; and

(f)	complete any undated blank share transfer forms for all or any part of the Charged Property by dating the same and/or inserting its name or the name of its nominee as transferee.

10.3	Sale of Charged Property

(a)	Without limiting the generality of clause 10.2(d), any such sale, lease, assignment or other disposal may be conducted at such place as the Security Agent determines, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required by applicable law and cannot be waived), and the Security Agent and any of their nominees or affiliates, or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Charged Property so disposed of at any public sale (or, to the extent permitted by applicable law, at any private sale) and thereafter hold the same absolutely, free from any claim, right or lien of whatsoever kind, including any right or equity of redemption (statutory or otherwise) of any Obligor, any such demand, notice and right or equity being hereby expressly waived and released by the Obligors.

(b)	In the event of any private sale, the Security Agent shall incur no liability, and the Chargor hereby waives any claims against the Security Agent, arising by reason of the fact that the price at which the Charged Property may have been sold at any such private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Security Agent accepts the first offer received and does not offer the Charged Property to more than one offeree.

(c)	Upon any sale of the Charged Property or any part thereof by the Security Agent, the purchaser shall not be bound to see or enquire whether the Security Agent's power of sale has become exercisable in the manner provided in this Deed and the sale shall be deemed to be within the power of the Security Agent, and the receipt of the Security Agent for the purchase money shall effectively discharge the purchaser who shall not be concerned with the manner of application of the proceeds of sale or be in any way answerable therefor.

10.4	No Obligation to Enquire or Collect

The Security Agent shall not be obliged to make any enquiry as to the nature or sufficiency of any payment received by it under this Deed or to make any claim or to take any action to collect any moneys assigned by this Deed or to enforce any rights or benefits assigned to the Security Agent by this Deed or to which the Security Agent may at any time be entitled hereunder.

10.5	Application of Moneys

All moneys received by the Security Agent or any Receiver pursuant to this Deed shall be held by it upon trust in the first place to pay or make good all such expenses, liabilities, losses, costs, duties, fees, charges or other moneys whatsoever as may have been paid or incurred by the Security Agent or any Receiver in exercising any of the powers specified or otherwise referred to in this Deed and the balance shall be applied as set out in the Subscription Agreement or otherwise in accordance with section 66(6) of the BCA.

10.6	No Liability

(a)	Neither the Security Agent, its agents, managers, officers, employees, delegates and advisers, nor any Receiver, its Delegates or sub-Delegates shall be liable for any claim, demand, liability, loss, damage, cost or expense incurred or arising in connection with the exercise (or failure to exercise) or purported exercise of any rights, powers and discretions hereunder in the absence of fraud or dishonesty.

(b)	The Security Agent shall not by reason of the taking of possession of the whole or any part of the Charged Property or any part thereof be liable to account as Security Agent-in-possession or for anything except actual receipts or be liable for any loss upon realisation or for any default or omission for which a Security Agent-in-possession might be liable.

11.	APPOINTMENT OF RECEIVER

11.1	General

(a)	In this clause, Qualified Person means a person eligible to be appointed as a receiver in respect of the Chargor under the IA.

(b)	Except as otherwise provided herein:

(i)	any restriction imposed by section 46 (Appointment, powers, remuneration and duties of receiver) of the Act; and

(ii)	to the extent allowed by law, any other restriction on the right of a Security Agent to appoint a receiver,

does not apply to this Deed.

11.2	Appointment and Removal

At any time after the security constituted by this Deed has become enforceable, or at the request of the Chargor, the Security Agent may, without further notice:

(a)	appoint by way of deed or otherwise, any one of more Qualified Persons to be a Receiver of the whole or any part of the Charged Property;

(b)	remove (so far as it is lawfully able) any Receiver so appointed; and

(c)	appoint one or more other Qualified Person(s) as additional or replacement Receiver(s).

11.3	Remuneration

(a)	The Security Agent may fix the remuneration of the Receiver and the remuneration of the Receiver shall be a debt secured by this Deed, which shall be due and payable immediately on its being paid by the Security Agent.

(b)	The maximum rate specified in section 46 (Appointment, powers, remuneration and duties of receiver) of the Act does not apply to this Deed.

11.4	Capacity of Receivers

Each Qualified Person appointed to be a Receiver pursuant to clause 11.2 shall:

(a)	be entitled to act individually or together with any other Qualified Person appointed or substituted as Receiver; and

(b)	for all purposes deemed to be the agent of the Chargor which shall be solely responsible for such Receiver's acts, omissions, defaults, losses and liabilities and for the payment of his remuneration.

12.	POWERS OF RECEIVER

Every Receiver appointed by the Security Agent under this Deed shall, in addition to all other rights or powers vested in the Security Agent hereunder or by statute or otherwise, have the following powers:

12.1	Possession: a Receiver may take immediate possession of, get in and collect all or any part of the Charged Property;

12.2	Business of Chargor: a Receiver may carry on the business of the Chargor as it relates to the Charged Property as he thinks fit;

12.3	Employees: a Receiver may appoint and discharge managers, officers, agents, accountants, servants, workmen and others for the purposes of this Deed upon such terms as to remuneration or otherwise as he may think proper and discharge any such persons appointed by the Chargor;

12.4	Borrowing Money: a Receiver may raise and borrow money either unsecured or on the security of any Charged Property only subsequent in priority to the security constituted by this Deed and generally on any terms and for whatever purpose which he thinks fit. No person lending that money is concerned to enquire as to the propriety or purpose of the exercise of that power or to check the application of any money so raised or borrowed;

12.5	Sale of Assets: a Receiver may sell, exchange, convert into money and realise any Charged Property by public auction or private contract and generally in any manner and on any terms which he thinks proper; the consideration for any such transaction may consist of cash, debentures or other obligations, shares, stock or other valuable consideration and any such consideration may be payable in a lump sum or by instalments spread over such period as he thinks fit;

12.6	Compromise: a Receiver may settle, adjust, refer to arbitration, compromise and arrange any claims, accounts, disputes, questions and demands with or by any person who is or claims to be a creditor of the Chargor or relating In any way to any Charged Property;

12.7	Legal Actions: a Receiver may bring, prosecute, enforce, defend and abandon all actions, suits and proceedings in relation to any Charged Property which may seem to him to be expedient;

12.8	Receipts: a Receiver may give valid receipts for all moneys and execute all assurances and things which may be proper or desirable for realising any Charged Property;

12.9	Subsidiaries: a Receiver may form any subsidiary of the Chargor and transfer to that subsidiary the whole or any part of the Charged Property;

12.10	Payments: a Receiver may make any payment which is necessary or incidental to the performance of his functions;

12.11	Insolvency and Winding-up: a Receiver shall have the power to rank and claim in the insolvency or liquidation of the Company to prevent or defend a petition for winding up of the Company, and to receive dividends and to accede to agreements for the creditors of the Company;

12.12	Delegation of Powers: a Receiver may delegate his powers in accordance with this Deed; and

12.13	Other Powers: a Receiver may (i) do all other acts and things which he may consider desirable or necessary for realising any Charged Property or incidental or conducive to any of the rights, powers or discretions conferred on a Receiver under or by virtue of this Deed; and (ii) exercise in relation to any Charged Property all the powers, authorities and things which he would be capable of exercising if he were the absolute beneficial owner of the same and may use the name of the Chargor for any of the above purposes.

13.	DELEGATION

13.1	Power of Attorney

The Security Agent or any Receiver may delegate (either generally or specifically) by power of attorney or in any other manner to any person (Delegate) any right, power, authority or discretion conferred on it by this Deed (including the power of attorney granted under clause 16).

13.2	Terms

Any delegation may be made on such terms and conditions (Including the power to sub-delegate) as the Security Agent or any Receiver may think fit.

13.3	No Liability

Neither the Security Agent nor any Receiver shall be in any way liable or responsible to the Chargor for any loss or liability arising from any act, default, omission or misconduct on the part of any Delegate.

14.	COSTS AND INDEMNITY

14.1	Indemnity

The Chargor hereby indemnifies the Security Agent, any Receiver and any Delegate on demand, on a full indemnity basis, against any liabilities, claims, costs and expenses whatsoever which may be made against the Security Agent or which may be incurred or become payable by the Security Agent, any Receiver or any Delegate in respect of the business of the Company or as a result of this Deed.

14.2	Expenses

The Chargor shall pay to the Security Agent, any Receiver and any Delegate appointed on demand the amount of all reasonable expenses incurred by the Security Agent, Receiver or Delegate in connection with:

(a)	the negotiation, preparation, execution or registration of this Deed or any other document related thereto or with any transactions contemplated by this Deed or a related document;

(b)	any amendment or supplement to this Deed or any proposal for such an amendment to be made (whether made or not);

(c)	any consent or waiver by the Security Agent under or in connection with this Deed, or any request for such a consent or waiver (whether granted or not);

(d)	the dealing with or obtaining advice about any matter or question arising out of or in connection with this Deed;

(e)	the taking, holding, administration or release of this Deed or the exercise of any rights by the Security Agent or any Receiver or Delegate provided by or pursuant to this Deed or by law (other than where recoverable under clause 14.2(f)); and

(f)	the protection, exercise or enforcement of any right or interest created by this Deed or for any similar purpose as a result of a breach by the Chargor of this Deed. There shall be recoverable under this clause 14.2(f) the full amount of all legal expenses on a full indemnity basis both before and after any judgment, whether or not such would be allowed under rules of court or any taxation or other procedure carried out under such rules.

14.3	Stamp Duty and Documentary Tax

The Chargor shall promptly pay any stamp duty or documentary tax payable on or by reference to this Deed and shall fully indemnify the Security Agent on demand against any liabilities and expenses resulting from any failure or delay by the Chargor to pay such stamp duty or documentary tax.

14.4	Certificates

Any certificate signed by the Security Agent which states that a specified amount, or aggregate amount, is due to the Security Agent under this clause 14 shall be prima facie evidence that the amount, or aggregate amount, is due.

14.5	Currency Indemnity for Judgments

The Chargor hereby agrees and undertakes to indemnify the Security Agent against any loss or damage or expenses which consequent on a judgment being obtained or enforced in respect of the non-payment by the Chargor or any other relevant parties of any amount due under this Deed arises or results from any variation in rate of exchange between the date of the said amount becoming due or the date of the said judgment being obtained (as the case may be) and the date of actual payment thereof and this indemnity shall continue in full force and effect notwithstanding any judgment in favour of the Security Agent.

15.	FURTHER ASSURANCES

The Chargor (or the Company, as applicable) shall, at its own expense, take whatever action the Security Agent or any Receiver may reasonably require for:

(a)	creating, perfecting, protecting or ensuring the priority of the security intended to be created by this Deed;

(b)	preserving or protecting any of the rights of the Security Agent under this Deed;

(c)	ensuring that the security constituted by this Deed and the covenants and obligations of the Obligors under this Deed remain valid, legally binding and enforceable and that they shall inure to the benefit of any successor or assignee of the Security Agent;

(d)	facilitating the appropriation or realisation of the Charged Property or any part thereof; and

(e)	facilitating the exercise of any right, power, authority or discretion exercisable by the Security Agent or any Receiver in respect of any of the Charged Property, including, without limitation, if the Security Agent or Receiver deems it expedient, the execution of any transfer, conveyance, assignment or assurance of all or any of the assets forming part of, or intended to form part of, the Charged Property (whether to the Security Agent or to its nominee) and the giving of any notice, order or direction and the making of any registration.

16.	POWER OF ATTORNEY

16.1	Appointment

The Chargor, by way of security and in order more fully to secure the performance of its obligations hereunder, hereby irrevocably appoints the Security Agent and each Receiver and its Delegates or sub-Delegates and the persons deriving title under such persons jointly and also severally to be its attorney to execute and complete in favour of the Security Agent or its nominees or any purchaser any documents which the Security Agent may from time to time require for perfecting its title to or for vesting any of the assets and property hereby mortgaged or assigned in the Security Agent or its nominees or in any purchaser and to give effectual discharges for payments, to take and institute on non-payment (if the Security Agent in its sole discretion so decides) all steps and proceedings in the name of the Chargor or of the Security Agent for the recovery of such moneys, property and assets hereby mortgaged and to agree accounts and make allowances and give time or other indulgence to any surety or other person liable and otherwise generally for it and in its name and on its behalf and as its act and deed or otherwise to execute, seal and deliver and otherwise perfect and do any such legal assignments and other assurances, charges, authorities and documents over the moneys, property and assets hereby mortgaged, and all such deeds, instruments, acts and things (including, without limitation, those referred to in clause 6) which may be required for the full exercise of all or any of the powers conferred or which may be deemed proper on or in connection with any of the purposes aforesaid; provided that the Security Agent agrees to exercise such powers only so long as an Event of Default has occurred and is continuing.

16.2	Ratification

The power hereby conferred shall be a general power of attorney and the Chargor hereby ratifies and confirms and agrees to ratify and confirm anything which any of its attorneys may do in the proper and lawful exercise, or purported exercise, of all or any of the rights, powers, authorities and discretions referred to in clause 16.1.

17.	RELEASE OF SECURITY

17.1	Release of Charged Property

Subject to clause 17.2 on the expiry of the Security Period (but not otherwise), the Security Agent shall, at the request and the cost of the Chargor take whatever action is necessary to release the Charged Property from the security constituted by this Deed.

17.2	Reinstatement

(a)	Any settlement or discharge under this Deed between the Security Agent and the Chargor shall be conditional upon no security or payment to the by the Company or the Chargor or any other person being avoided or set-aside or ordered to be refunded or reduced by virtue of any provision or enactment relating to bankruptcy, insolvency or liquidation for the time being in force and, if such condition is not satisfied, the Security Agent shall be entitled to recover from the Chargor on demand the value of such security or the amount of any such payment as if such settlement or discharge had not occurred.

(b)	This Deed and the Security created hereunder shall automatically be reinstated if and to the extent that for any reason any payment in respect of the obligations is rescinded or must otherwise be restored by any holder thereof, whether as a result of any proceedings in bankruptcy or reorganisation or otherwise, and the Chargor shall indemnify the Security Agent on demand for all reasonable fees, costs and expenses (including reasonable fees, costs and expenses of counsel) incurred by the Security Agent, in connection with such reinstatement, rescission or restoration.

18.	ASSIGNMENT AND TRANSFER

18.1	Security Agent and Secured Parties

Each party agrees that the Security Agent's interests and rights under and in respect of this Deed shall be held by the Security Agent as security agent and, to the extent permitted by law, trustee for itself and the Secured Parties for the time being on the terms set out in the Subscription Agreement. Accordingly, unless the context requires otherwise, all reference in this Deed to the Security Agent mean the Security Agent in its capacity as security agent.

18.2	Next Qualified Debt Financing

The Security Agent shall take all such actions as may reasonably be required to put into effect the provisions of clause 9.3 (Next Qualified Debt Financing) of the Subscription Agreement for the purpose of sharing the Security constituted by this Deed.

18.3	Assignment by Security Agent

At any time, without the consent of the Chargor, the Security Agent may assign or transfer the whole or any part of the Security Agent's rights and/or obligations under this Deed to any person.

18.4	Disclosure of Information

The Security Agent may disclose to any actual or proposed assignee or transferee such information about the Chargor, the Charged Property and this Deed as it considers appropriate.

18.5	No Assignment by Chargor

The Chargor may not assign any of its rights, or transfer any of its obligations, under this Deed or enter into any transaction which would result in any of those rights or obligations passing to another person.

19.	FURTHER PROVISIONS

19.1	Remedies and Waivers

No failure on the part of the Security Agent to exercise, nor any delay in exercising, any right, power or remedy hereunder or under the Subscription Agreement shall operate as a waiver thereof or constitute an election to affirm this Deed or any other Transaction Document. No election to affirm this Deed on the part of the Security Agent shall be effective unless it is in writing. No single or partial exercise by the Security Agent of any right, power or remedy hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law.

19.2	Partial Invalidity

The invalidity, unenforceability or illegality of any provision (or part of a provision) of this Deed under the laws of any jurisdiction shall not affect the validity, enforceability or legality of the other provisions. If any invalid, unenforceable or illegal provision would be valid, enforceable or legal if some part of it were deleted, the provision shall apply with any modifications necessary to give effect to the commercial intention of the Parties.

19.3	Execution and Delivery as a Deed

Each Party intends this Deed to be a deed and confirms that it is executed and delivered as a deed, notwithstanding the fact that any one or more of the Parties may execute it under hand.

19.4	Counterparts

This Deed may be executed in counterparts each of which when executed and delivered shall constitute an original, but all such counterparts together shall constitute one and the same instrument.

19.5	Entire Agreement, Amendments and Waivers

(a)	This Deed (together with any documents referred to herein (including, without limitation, any other Transaction Document) constitutes the entire agreement between the Parties relating to its subject matter and no variation or waiver hereof shall be effective unless made in writing (and then only for the purpose and upon the terms for which it is given) and signed by each of the Parties or, where any such variation or waiver does not affect the obligations or rights of the Company, the Chargor and the Security Agent.

(b)	The Parties agree that:

(i)	no Party shall have any claim or remedy in respect of any statement, representation, warranty or undertaking, made by or on behalf of any other Party in relation to this Deed which is not expressly set out herein; and

(ii)	except for any liability in respect of any breach of this Deed, no Party shall owe any duty of care or have any liability in tort or otherwise to any other Party in relation to this Deed.

(c)	For the avoidance of doubt, this clause 19.5 shall not exclude any liability for fraud or remedy in respect of fraudulent misrepresentation.

19.6	Security for Benefit of Security Agent

All Security created by this Deed shall be for the benefit of the Security Agent, and all proceeds or payments realised from the Charged Property shall be applied by the Security Agent or the Receiver in accordance with clause 10.5.

20.	NOTICES

20.1	Addresses

Except as specifically provided otherwise in this Deed, any notice, demand, consent, agreement or other communication (Notice) given or made under or in connection with the matters contemplated by this Deed shall be in writing and shall be delivered personally or sent by fax or by email or prepaid mail (couriered if sent to or from a place outside the British Virgin Islands):

In the case of the Chargor, to:

Address:      c/o Earthasia International Holdings Limited

11/F, COFCO Tower, 262 Gloucester Road, Causeway Bay, Hong Kong

Fax:

E-mail:      kwokp@earthasia.com.hk

Attention:      Company Secretary

In the case of the Company, to:

Address:      c/o Earthasia International Holdings Limited

11/F, COFCO Tower, 262 Gloucester Road, Causeway Bay, Hong Kong

Fax:

E-mail:      kwokp@earthasia.com.hk

Attention:      Company Secretary

In the case of the Security Agent, to:

Address:      3443 Bathurst Street, Unit 502, Toronto, Ontario, M6A 2C3 Canada

Fax:

E-mail:      operations@lexinterinternational.com

Attention:      David Subotic

and, subject to clause 21.2, Notice shall be deemed to have been duly given or made as follows:

(a)	if personally delivered, upon delivery at the address of the relevant Party;

(b)	if sent by mail, two Business Days after the date of posting;

(c)	if sent by courier to or from the British Virgin Islands, five(5) Business Days after the date the sender releases the Notice to the courier for delivery;

(d)	if sent by fax, when received in readable form; and

(e)	if sent by electronic mail or electronic communication, when actually received by the intended recipient in readable form;

provided that if, in accordance with the above provision, any such Notice would otherwise be deemed to be given or made after 5pm (in the time zone of the addressee) such Notice shall be deemed to be given or made at 9am. (in the time zone of the addressee) on the next Business Day.

20.2	Deemed Receipt

Any Notice to be given or made to the Security Agent will be effective only when actually received by the Security Agent and then only if it is expressly marked for the attention of the department or officer specified in clause 20.1 (or such substitute department or officer that the Security Agent shall specify for this purpose).

20.3	Change of Details

A Party may notify any other Party to this Deed of a change to its name, relevant addressee, address (including e-mail address) or fax number for the purposes of this clause, provided that such notification shall only be effective:

(a)	as of the date specified in the notification as the date on which the change is to take place; or

(b)	if no date is specified or the date specified is less than five(5) Business Days after the date on which such notification is given, the date falling five(5) Business Days after notification of any such change has been given.

21.	GOVERNING LAW AND JURISDICTION

21.1	Governing Law

This Deed (and any dispute, controversy or claim of whatever nature arising out of or in any way relating to this Deed or its formation (a Dispute) shall be governed by and construed in accordance with the laws of the British Virgin Islands.

21.2	Submission

The courts of the British Virgin Islands shall have non-exclusive jurisdiction to hear and decide any suit, action or proceeding which may arise out of or in any way relate to this Deed or its formation (Proceeding) and, for these purposes, each Party irrevocably submits to the jurisdiction of the courts of the British Virgin Islands.

21.3	Forum Convenience and Enforcement Abroad

Each Obligor:

(a)	waives any objections which it may have to the courts referred to in clause 21.2 on the grounds of forum inconveniens or otherwise as regards any Proceeding in connection with this Deed or the Secured Obligations, and agrees not to argue before any court or tribunal that such courts are an inappropriate or inconvenient forum; and

(b)	agrees that a judgment or order of the courts referred to in clause 21.2 in connection with this Deed or the Secured Obligations is conclusive and binding on such Obligor and may be enforced in the courts of any other jurisdiction.

21.4	Non-exclusivity

This clause 22 is for the benefit of the Security Agent only. As a result, the Security Agent shall not be prevented from taking any Proceeding relating to a Dispute in any other court with jurisdiction. To the extent allowed by law, the Security Agent may take concurrent proceedings in any number of jurisdictions.

The signatures of the parties to this Deed are situated after the Schedules to this Deed.

IN WITNESS WHEREOF the Parties have duly executed this Deed as a deed on the date stated at the beginning of it.

THINK GROWTH GROUP LIMITED

(the Company)

TRANSFER OF SHARES

We, HAPPY GROWTH GROUP LIMITED (Transferor) do hereby transfer to                                           of                                                          (Transferee)                                             ordinary shares of US$1.00 par value per share in the Company registered in my/our name in the register of members of the Company.

This Transfer of Shares is issued pursuant to a share charge dated                                  made by HAPPY GROWTH GROUP LIMITED in favour of LEXINTER INTRNATIONAL INC. who are authorised to complete this Transfer of Shares under the terms thereof.

This Transfer of Shares is governed by the laws of the British Virgin Islands.

As witness my/our hand(s) the                  day of

Transferor:

HAPPY GROWTH GROUP LIMITED

Letter of Resignation and Release

THINK HIGH GLOBAL LIMITED

Vistra Corporate Services Centre

Wickhams Cay II

Road Town

Tortola

VG1110

British Virgin Islands

                                     2021

Dear Sirs

I, Yang Liu, hereby tender my resignation as a Director of THINK HIGH GLOBAL LIMITED (Company) with immediate effect.

I hereby acknowledge and confirm that, I have no claim or right of action of any kind for compensation or otherwise against the Company or any of its officers or employees in respect of the termination of my office, employment, or otherwise. To the extent that the same subsists or may subsist, I hereby forfeit and waive any and all such claims or rights of action against the Company and its employees. For the avoidance of doubt I hereby permanently release the Company and any of its officers or employees from liability of any nature which has occurred or may occur in respect of the foregoing.

This document has been executed as a deed and is delivered on the date stated at the beginning of it.

Yours faithfully

EXECUTED as a DEED by	)
Yang Liu	)
)
in the presence of:	)	By:	/s/ Yang Liu

Name: Yang Liu
Position: Director

By:
Witness signature
Name:
Address:
Occupation:

Letter of Resignation and Release

THINK HIGH GLOBAL LIMITED

Vistra Corporate Services Centre

Wickhams Cay II

Road Town

Tortola

VG1110

British Virgin Islands

                                2021

Dear Sirs

I, Qiu Bin, hereby tender my resignation as a Director of THINK HIGH GLOBAL LIMITED (Company) with immediate effect.

I hereby acknowledge and confirm that, I have no claim or right of action of any kind for compensation or otherwise against the Company or any of its officers or employees in respect of the termination of my office, employment, or otherwise. To the extent that the same subsists or may subsist, I hereby forfeit and waive any and all such claims or rights of action against the Company and its employees. For the avoidance of doubt I hereby permanently release the Company and any of its officers or employees from liability of any nature which has occurred or may occur in respect of the foregoing.

This document has been executed as a deed and is delivered on the date stated at the beginning of it.

Yours faithfully

EXECUTED as a DEED by	)
Yang Liu	)
)
in the presence of:	)	By:	/s/ Qiu Bin

Name: Qiu Bin
Position: Director

By:
Witness signature
Name:
Address:
Occupation:

Letter of Authorisation

To:	LEXINTER INTERNATIONAL INC.
3443 Bathurst Street
Suite 502, Toronto
Ontario
M6A 2C3
Canada

                        2021

Dear Sirs,

THINK HIGH GLOBAL LIMITED (the Company)

I enclose my signed but undated letter of resignation as a director (and, if applicable, officer) of the Company, which letter is provided in accordance with the share charge dated on or about the date of this letter and made by HAPPY GROWTH GROUP LIMITED in favour of LEXINTER INTERNATIONAL INC. as Security Agent (Share Charge).

I hereby irrevocably authorise you to date my letter of resignation and send it to the Company’s registered office thereby terminating my position with the Company as director (and, if applicable, officer), without compensation for loss of office. I acknowledge and agree that your discretion to act in this regard is to be exercised solely in the interests of the Security Agent pursuant to the Share Charge.

I confirm that you may delegate the authority conferred by this letter to any of your successors and assigns as Security Agent under the Share Charge.

Yours faithfully

/s/ Yang Liu
Name of Director: Yang Liu

Letter of Authorisation

To:	LEXINTER INTERNATIONAL INC.
3443 Bathurst Street
Suite 502, Toronto
Ontario
M6A 2C3
Canada

                               2021

Dear Sirs,

THINK HIGH GLOBAL LIMITED (the Company)

I enclose my signed but undated letter of resignation as a director (and, if applicable, officer) of the Company, which letter is provided in accordance with the share charge dated on or about the date of this letter and made by HAPPY GROWTH GROUP LIMITED in favour of LEXINTER INTERNATIONAL INC. as Security Agent (Share Charge).

I hereby irrevocably authorise you to date my letter of resignation and send it to the Company’s registered office thereby terminating my position with the Company as director (and, if applicable, officer), without compensation for loss of office. I acknowledge and agree that your discretion to act in this regard is to be exercised solely in the interests of the Security Agent pursuant to the Share Charge.

I confirm that you may delegate the authority conferred by this letter to any of your successors and assigns as Security Agent under the Share Charge.

Yours faithfully

/s/ Qiu Bin
Name of Director: Qiu Bin

Irrevocable Proxy

The undersigned, being the owner of                        ordinary shares of US$1.00 par value per share (Shares, which expression shall be deemed to include any further shares issued to the undersigned) in THINK HIGH GLOBAL LIMITED (Company), a British Virgin Islands business company, hereby make, constitute and appoint                       of                            as proxy and attorney-in-fact of the   undersigned with full power to appoint a representative or nominee or substitute to act hereunder from time to time to vote all or any of the Shares at all meetings and special general meetings of members of the Company and to sign any written resolutions of the members of the Company with the same force and effect as the undersigned might or could do and the undersigned hereby ratifies and confirms all that the said proxy and attorney-in-fact or its representative or nominee or substitute shall do or cause to be done by virtue hereof.

The Shares have been charged in favour of LEXINTER INTERNATIONAL INC. (Security Agent) pursuant to a share charge dated                              2021 made between the undersigned and the Security Agent (Share Charge). This Proxy is effective as of the date set out below.

This Proxy is coupled with an interest and is irrevocable and shall remain irrevocable as long as the Share Charge remains in effect.

IN WITNESS whereof this instrument has been duly executed and delivered as a deed this                  day of                              .

Schedule 4

Notation to be inserted in Register of Members of the Company

“These shares have been charged pursuant to a share charge dated                           2021 entered into by the member and the Company in favour of LEXINTER INTERNATIONAL INC. as Security Agent. This notation is entered on the                       day of 2021.”

39

Schedule 5

Charged Share(s)

Number and Class of Shares	Par Value per Share	Share Certificate Number
1 ordinary share	US$1.00

40

THINK HIGH GLOBAL LIMITED

NAME AND ADDRESS OF SHAREHOLDER Happy Growth Group Limited () of Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands	CERTIFICATE NUMBER	DISTINCTIVE NUMBERS		PAR VALUE PER SHARE
	* 3 *	FROM	TO	US$1.00
		00001	00001
	DATE OF ISSUE	NO. OF SHARES		CONSIDERATION PAID
	14 Jan 2021	* 1 *		US$1.00

SHARE CERTIFICATE

OF

THINK HIGH GLOBAL LIMITED

INCORPORATED IN THE BRITISH VIRGIN ISLANDS

Authorised to issue a maximum of 50,000 Shares of a single class each with a par value of US$1.00

THIS IS TO CERTIFY THAT THE UNDERMENTIONED PERSON IS THE REGISTERED HOLDER OF THE SHARES SPECIFIED HEREUNDER SUBJECT TO THE RULES AND LAWS GOVERNING THE ADMINISTRATION OF THE COMPANY

SHAREHOLDER	NO. OF SHARES	DISTINCTIVE NUMBERS		CERTIFICATE NUMBER	DATE OF ISSUE
		FROM	TO
Happy Growth Group Limited ()	* 1 *	00001	00001	* 3 *	14 Jan 2021

GIVEN UNDER THE COMMON SEAL OF THE COMPANY ON THE DATE STATED ABOVE AND IN THE PRESENCE OF

DIRECTOR/OFFICER/AUTHORISED PERSON

NO TRANSFER OF ANY OF THE ABOVE SHARES CAN BE REGISTERED UNLESS ACCOMPANIED BY THIS CERTIFICATE

BVIPTEBC 2006/03.40(PV)

Schedule 6

Form of Letter of Instruction to Registered Agent

Vistra (BVI) Limited

Vistra Corporate Services Centre

Wickhams Cay II

Road Town

Tortola

VG1110

British Virgin Islands

                          2021

Dear Sirs

Re:      THINK HIGH GLOBAL LIMITED (Company)

1.	We refer to the Company, for which you provide registered agent services and with respect to which we are your client of record.

2.	We also refer to a share charge dated 2021 between HAPPY GROWTH GROUP LIMITED (as Chargor) and the Company in favour of LEXINTER INTERNATIONAL INC. (Security Agent), a copy of which share charge (Share Charge) is enclosed.

3.	Please be advised that with effect from 2021, the Security Agent should be treated as joint client of record together with ourselves for the purposes of taking instructions in relation to the Company. For the avoidance of doubt, you may take and act on instructions given by the Security Agent without reference to us and in the event of a conflict between instructions received from us and those received from the Security Agent, instructions received from the Security Agent will prevail.

4.	For your records, the Security Agent’s contact details are as follows:

3443 Bathurst Street, Unit 502, Toronto, Ontario, M6A 2C3 Canada

Email: operations@lexinterinternational.com

Contact name: David Subotic

41

5.	Pursuant to the terms of the Share Charge, the Company is prohibited from, among other things:

(a)	amending its memorandum and articles of association;

(b)	changing its registered agent;

(c)	continuing out of the British Virgin Islands;

(d)	registering any transfer of shares; or

(e)	issuing any replacement share certificate in respect of any of the Charged Shares (as defined in the Share Charge),

without the prior written consent of the Security Agent.

6.	Subject to the filing of a copy of the Company's annotated register of members at the Registry of Corporate Affairs pursuant to section 43A of the BVI Companies Act 2004 (as amended) (BCA) and the Share Charge, the Company is required to maintain its original register of members at its registered office in the British Virgin Islands at all times.

7.	We hereby instruct you to make a notation of the existence of the Share Charge and the Security created thereby in the Company’s register of members in the form set out in Schedule 4 (Notation to be Inserted in Register of Members of the Company) to the Share Charge.

8.	We hereby irrevocably authorise and direct you that, so long as the Share Charge remains in force:

(a)	subject to the filing of a copy of the Company’s annotated register of members at the Registry of Corporate Affairs pursuant to section 43A of the BCA and the Share Charge, such register of members shall remain at the registered office under your control;

(b)	you may not accept instructions to amend the Company’s register of members except with the prior written consent of the Security Agent; and

(c)	you shall, if instructed to do so by the Security Agent, register any transfer of shares either to the Security Agent (or its nominee) or to any third party pursuant to the power of sale conferred upon the Security Agent under the Share Charge.

9.	Please acknowledge receipt of this letter by signing two copies and forwarding one such signed copy to the Security Agent and the other to us.

10.	Please note that we continue to bear all your reasonable charges in relation to the Company and we confirm that the Security Agent assumes no liability to you as registered agent of the Company.

42

11.	This letter is governed by the laws of the British Virgin Islands.

Yours faithfully

Acknowledged by:

Name:
For and on behalf of
Vistra (BVI) Limited

3

SIGNATORIES

44

SIGNATORIES

EXECUTED AND DELIVERED as a DEED	)
for and on behalf of LEXINTER	)
INTERNATIONAL INC. in the presence of:	)	By:	/s/ Jeffrey Abramovitz
	)	Name:	Jeffrey Abramovitz
	)	Position:	Director

Signature page for Share Charge

Signature page for Share Charge

46